Exhibit 99.1

ATN Reports Second Quarter 2024 Results;

Reiterates Full-Year 2024 Outlook

Leveraging “First-to-Fiber” and “Glass & SteelTM” Strategic Investments to Deliver Growth in High-Speed Data Subscribers and Network Reach

•	Total high-speed broadband subscribers increased by 9%

•	Broadband homes passed by high-speed data services expanded by 22%

•	Capital expenditures were $61.8 million (net of $46.2 million reimbursements) for the first six months of 2024

International Telecom Segment Growth and Cost Management Benefit Q2 2024 Results

•	Second quarter consolidated revenues decreased 2% to $183.3 million, in line with expectations

•	International Telecom segment revenues rose 4% supported by growth in consumer and business fixed revenues, and business mobility revenue

•	US Telecom segment revenues were down 7% due primarily to conclusion of Emergency Connectivity Fund (ECF) program

•	Second quarter net income increased to $9.0 million, or $0.50 per diluted share inclusive of a $15.9 million gain on the sale of a non-core asset

•	Operating income increased to $24.3 million

•	Adjusted EBITDA[1] increased 6% to $48.7 million

Reaffirms 2024 Outlook

The Company reiterated expectations for full-year 2024 with:

•	Revenue in the range of $730 million to $750 million, excluding construction revenue

•	Adjusted EBITDA[2] in the range of $190 million to $200 million

•	Capital Expenditures in the range of $100 million to $110 million, net of reimbursements

•	Net Debt Ratio[3] in the range of 2.25x to 2.50x exiting 2024

1 See Table 5 for reconciliation of Operating Income to Adjusted EBITDA, a non-GAAP measure.

2 For the Company’s Adjusted EBITDA Guidance, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measure or reconciliations to such GAAP financial measure, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA

3 Please see “Use of Non-GAAP Financial Measures” below for a full definition of Net Debt Ratio.

Earnings Conference Call

•	Thursday, July 25, 2024, at 10:00 a.m. ET; webcast link: https://edge.media-server.com/mmc/p/x3cd8cb6

Beverly, MA – July 24, 2024 – ATN International, Inc. (“ATN” or the “Company”) (Nasdaq: ATNI), a leading provider of digital infrastructure and communications services, today reported financial results for the quarter ended June 30, 2024.

Remarks by Brad Martin, ATN Chief Executive Officer

“We are making progress in our efforts to leverage our investments to deliver top line growth while improving operating efficiency. Our second quarter performance is driving the business toward that goal as we increased consolidated Adjusted EBITDA by 6%, delivered International Telecom segment top-line and Adjusted EBITDA growth, and benefited from our cost management efforts. Our US Telecom segment’s performance was in line with our expectations, reflecting the impact of the expiration of the ECF program, as previously signaled.”

“We continue to enhance the performance and longevity of ATN’s network and improve the quality of our revenue streams through the execution of our First-to-Fiber and Glass & SteelTM strategies. In the second quarter, we grew homes passed by high-speed broadband and had a healthy conversion of subscribers to our high-value high-speed broadband networks. In mobility, we continue to convert our mobility subscriber base to higher margin pre-paid and post-paid plans, expand data usage, and increase business subscribers.”

“Looking ahead, we are reiterating our fiscal year 2024 outlook based on our first half performance and the progress we are making executing to our plan. As we near the end of our three-year strategy, we are focusing on maximizing the investments in our upgraded network assets while supporting further expansion at more normalized capex levels supplemented by U.S. government funded infrastructure programs. We believe that our high-speed network expansion and ongoing focus on margin improvement provides a solid foundation for driving strong, sustainable recurring revenues, durable free cash flow, and enhanced shareholder value over the long-term.”

Second Quarter 2024 Financial Results

Consolidated revenues were $183.3 million, down 2% versus $186.4 million in the year-ago quarter. This decrease primarily reflects the impact of the end of the ECF program in the US Telecom segment, which offset the increase in fixed revenues in the International Telecom segment.

Operating income was $24.3 million in the second quarter versus $2.4 million in the year-ago quarter. The increase in operating income was primarily due to a $15.9 million gain on the disposition of a non-core asset, a $4.3 million reduction in year-over-year selling, general and administrative expenses, and a $1.9 million reduction in depreciation and amortization expense.

Net income attributable to ATN stockholders in the second quarter of 2024 was $9.0 million, or income of $0.50 per diluted share compared with a net income attributable to ATN stockholders of $0.8 million, or $(0.03) loss per share, in the year-ago quarter. The increase year-over-year was the result of an increase in operating income, which more than offset the increase in interest expense. In all periods, the income or loss per share calculation includes the impact of preferred dividends that are not included in the net income (loss) calculation.

Adjusted EBITDA1 increased to $48.7 million in the second quarter of 2024 from $45.8 million in the year-ago quarter due to lower operating expenses, which more than offset the decrease in revenue.

Segment Operating Results (in Thousands)

The Company recorded financial results in three categories: (i) International Telecom; (ii) US Telecom; and (iii) Corporate and Other*.

	For Three Months Ended June 30, 2024 and 2023
	2024	2023	2024	2023	2024	2023	2024	2023
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$95,357	$91,981	$87,924	$94,460	$-	$-	$183,281	$186,441
Mobility	26,811	26,856	769	977	-	-	27,580	27,833
Fixed	62,215	59,673	52,491	58,103	-	-	114,706	117,776
Carrier Services	3,636	3,879	30,056	31,576	-	-	33,692	35,455
Construction	-	-	820	1,020	-	-	820	1,020
All other	2,695	1,573	3,788	2,784	-	-	6,483	4,357

Operating Income (Loss)	$32,405	$14,552	$884	$(2,394)	$(8,973)	$(9,720)	$24,316	$2,438
EBITDA**	$48,934	$29,022	$21,811	$21,816	$(8,926)	$(9,039)	$61,819	$41,799
Adjusted EBITDA[1]	$33,285	$29,128	$21,919	$22,776	$(6,534)	$(6,113)	$48,670	$45,791
Capital Expenditures***	$12,035	$17,408	$13,540	$21,450	$238	$(5)	$25,813	$38,853

For Six Months Ended June 30, 2024 and 2023
	2024	2023	2024	2023	2024	2023	2024	2023
	International	International	US	US	Corporate and	Corporate and	Total	Total
	Telecom	Telecom	Telecom	Telecom	Other*	Other*	ATN	ATN
Total Revenue:	$188,416	$182,389	$181,660	$189,825	$-	$-	$370,076	$372,214
Mobility	52,848	52,963	1,606	2,136	-	-	54,454	55,099
Fixed	123,536	118,563	110,376	117,004	-	-	233,912	235,567
Carrier Services	7,209	7,570	60,109	63,660	-	-	67,318	71,230
Construction	-	-	2,406	1,610	-	-	2,406	1,610
All other	4,823	3,293	7,163	5,415	-	-	11,986	8,708

Operating Income (Loss)	$44,090	$28,377	$1,482	$(6,737)	$(16,682)	$(18,566)	$28,890	$3,074
EBITDA**	$76,993	$57,413	$42,275	$41,826	$(16,557)	$(17,154)	$102,711	$82,085
Adjusted EBITDA[1]	$62,558	$57,586	$42,622	$45,583	$(12,992)	$(12,581)	$92,188	$90,588
Capital Expenditures***	$28,951	$38,906	$31,299	$50,584	$1,579	$(40)	$61,829	$89,450

* Corporate and Other refer to corporate overhead expenses and consolidating adjustments.

** See Table 5 for reconciliation of Operating Income to EBITDA, a non-GAAP measure

***Excludes government capital program amounts disbursed and amounts received.

ATN’s Strategic Plan and Key Performance Indicators

The Company is half-way through the final year of its three-year strategic plan initiated in 2021 to accelerate investments in its high-speed data footprint and grow high speed broadband subscribers. During this final year of the plan, the Company is reducing capital expenditures to approach more normalized spending levels and plans to augment further network expansion with previously announced and future grant funding.

Operating Metrics

Operating Metrics
	2024	2024	2023	2023	2023	Q2 2024
	Q2	Q1	Q4	Q3	Q2	vs. Q2 2023
High-Speed Data* Broadband Homes Passed	403,500	386,300	367,200	333,500	330,500	22%
High-Speed Data* Broadband Customers	141,000	137,700	135,900	132,900	129,100	9%

Broadband Homes Passed	803,300	789,700	768,900	746,600	746,800	8%
Broadband Customers	212,900	214,000	214,400	213,900	215,500	-1%

Fiber Route Miles	11,728	11,692	11,655	11,575	11,561	1%

International Mobile Subscribers
Pre-Paid	339,000	346,400	350,700	345,500	339,600	0%
Post-Paid	57,900	57,300	57,000	55,600	58,600	-1%
Total	396,900	403,700	407,700	401,100	398,200	0%
Blended Churn	3.44%	3.34%	3.33%	3.76%	2.69%

*High-Speed Data is defined as download speeds 100 Mbps or greater and High-Speed Data Broadband Customers as subscribers connected to our high-speed networks regardless of the speed of plan selected.

Note: Data may differ from prior periods to reflect more accurate data and/or changes in calculation methodology and process.

Balance Sheet and Cash Flow Highlights

Total cash, cash equivalents and restricted cash as of June 30, 2024, was $73.3 million and total debt was $540.8 million, versus $67.2 million of cash, cash equivalents and restricted cash and $482.1 million of total debt at the end of the year-ago quarter.

Net cash provided by operating activities was $53.5 million for the six months ended June 30, 2024, compared with net cash provided by operating activities of $60.3 million in the prior year period.

Capital expenditures were $61.8 million net of $46.2 million of reimbursable capital expenditures for the six months ended June 30, 2024, versus $89.5 million, net of $7.0 million of reimbursable capital expenditures in the prior year period.

Quarterly Dividends and Stock Repurchases

Quarterly dividends of $0.24 per share were paid on July 10, 2024, on all common shares outstanding to stockholders of record as of June 30, 2024.

Share repurchases made by the Company during the second quarter of 2024 totaled $9.9 million. There is $15 million remaining under the share repurchase program authorized in December 2023.

Reaffirms Full-Year 2024 Guidance and Outlook

The Company is reaffirming its guidance and outlook for the full-year ended December 31, 2024, as follows:

Revenue (excluding construction revenue)	$730 million to $750 million	Full-year 2024
Adjusted EBITDA[1]	$190 million to $200 million	Full-year 2024
Capital Expenditures	$100 million to $110 million	Full-year 2024
Net Debt Ratio [3]	2.25x to 2.50x	Exiting 2024

Longer term, the Company continues to prioritize increasing cash flow and driving positive returns through realized efficiencies that leverage ATN’s high-quality network assets. In 2025, the Company expects internally funded capital investments to be in the range of 10% to 15% of revenues.

For the Company’s full-year 2024 outlook for Adjusted EBITDA and Net Debt Ratio, the Company is not able to provide without unreasonable effort the most directly comparable GAAP financial measures, or reconciliations to such GAAP financial measures, on a forward-looking basis. Please see “Use of Non-GAAP Financial Measures” below for a full description of items excluded from the Company’s expected Adjusted EBITDA and the description of the calculation of Net Debt Ratio.

Conference Call Information

Call Date: Thursday, July 25, 2024
Call Time: 10:00 a.m. ET
Webcast Link:  https://edge.media-server.com/mmc/p/x3cd8cb6

Live Call Participant

Link: https://register.vevent.com/register/BIbb2582646cf142d1bebb5428692491b1

Webcast Link Instructions

You can listen to a live audio webcast of the conference call by visiting the “Webcast Link” above or the "Events & Presentations" section of the Company's Investor Relations website at https://ir.atni.com/events-and-presentations. A replay of the conference call will be available at the same locations beginning at approximately 1:00 pm ET on the same day. The Company also will provide an investor presentation as a supplement to the call on the “Events & Presentations” section of its Investor Relations website.

About ATN

ATN International, Inc. (Nasdaq: ATNI), headquartered in Beverly, Massachusetts, is a leading provider of digital infrastructure and communications services for all. The Company operates in the United States and internationally, including the Caribbean region, with a focus on rural and remote markets with a growing demand for infrastructure investments. The Company’s operating subsidiaries today primarily provide: (i) advanced wireless and wireline connectivity to residential, business, and government customers, including a range of high-speed Internet and data services, fixed and mobile wireless solutions, and video and voice services; and (ii) carrier and enterprise communications services, such as terrestrial and submarine fiber optic transport, and communications tower facilities. For more information, please visit www.atni.com.

Use of Non-GAAP Financial Measures and Definition of Terms

In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), this press release also contains non-GAAP financial measures. Specifically, the Company has included EBITDA, Adjusted EBITDA, Net Debt, and Net Debt Ratio in this release and the tables included herein.

EBITDA is defined as Operating income (loss) before depreciation and amortization expense.

Adjusted EBITDA is defined as Operating income (loss) before depreciation and amortization expense, transaction-related charges, restructuring expenses, one-time impairment or special charges, non-cash stock-based compensation, and the gain (loss) on disposition of assets.

Net Debt is defined as total debt less cash and cash equivalents and restricted cash.

Net Debt Ratio is defined as Net Debt divided by the sum of the trailing four quarters Adjusted EBITDA at the measurement date.

The Company believes that the inclusion of these non-GAAP financial measures helps investors gain a meaningful understanding of the Company's core operating results and enhances the usefulness of comparing such performance with prior periods. Management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s core operating performance and comparing such performance to that of prior periods. The non-GAAP financial measures included in this press release are not meant to be considered superior to or a substitute for results of operations prepared in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are set forth in the text of, and the accompanying tables to, this press release. While non-GAAP financial measures are an important tool for financial and operational decision-making and for evaluating the Company’s own operating results over different periods of time, the Company urges investors to review the reconciliation of these financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate its business.

Cautionary Language Concerning Forward-Looking Statements

This press release contains forward-looking statements relating to, among other matters, the Company’s future financial performance, business goals and objectives, and results of operations, expectations regarding its strategic investment plan, its future revenues, operating income, operating margin, cash flows, network and operating costs, EBITDA, Adjusted EBITDA, Net Debt, Net Debt Ratio, cost management initiatives, and capital investments; demand for the Company’s services and industry trends; the timing of revenue, the Company’s liquidity; the expansion of the Company’s customer base and networks; receipt of certain government grants and management’s plans, expectations and strategy for the future. These forward-looking statements are based on estimates, projections, beliefs, and assumptions and are not guarantees of future events or results. Actual future events and results could differ materially from the events and results indicated in these statements as a result of many factors, including, among others, (1) the general performance of the Company’s operations, including operating margins, revenues, capital expenditures, the impact of cost savings initiatives, and the retention of and future growth of the Company’s subscriber base and ARPU; (2) the Company’s reliance on a limited number of key suppliers and vendors for timely supply of equipment and services relating to the Company’s network infrastructure; (3) the Company’s ability to satisfy the needs and demands of the Company’s major carrier customers; (4) the Company’s ability to realize expansion plans for its fiber markets; (5) the adequacy and expansion capabilities of the Company’s network capacity and customer service system to support the Company’s customer growth; (6) the Company’s ability to efficiently and cost-effectively upgrade the Company’s networks and information technology platforms to address rapid and significant technological changes in the telecommunications industry; (7) the Company’s continued access to capital and credit markets on terms it deems favorable; (8) government subsidy program availability and regulation of the Company’s businesses, which may impact the Company’s telecommunications licenses, the Company’s revenue and the Company’s operating costs; (9) the Company’s ability to successfully transition its US Telecom business away from wholesale mobility to other carrier and consumer-based services; (10) ongoing risk of an economic downturn, political, geopolitical and other risks and opportunities facing the Company’s operations, including those resulting from the continued inflation and other macroeconomic headwinds including increased costs and supply chain disruptions; (11) management transitions, and the loss of, or an inability to recruit skilled personnel in the Company’s various jurisdictions, including key members of management; (12) the Company’s ability to find investment or acquisition or disposition opportunities that fit the strategic goals of the Company; (13) the occurrence of weather events and natural catastrophes and the Company’s ability to secure the appropriate level of insurance coverage for these assets; and the impact of such events on the timing of project implementation and corresponding revenue, and (14) increased competition. These and other additional factors that may cause actual future events and results to differ materially from the events and results indicated in the forward-looking statements above are set forth more fully under Item 1A “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 15, 2024, and the other reports the Company files from time to time with the SEC. The Company undertakes no obligation and has no intention to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors that may affect such forward-looking statements, except as required by law.

Contact

Michele Satrowsky	Ian Rhoades
Corporate Treasurer	Investor Relations
ATN International, Inc.	Sharon Merrill Advisors,Inc.
978-619-1300	ATNI@investorrelations.com

Table 1

ATN International, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in Thousands)

	June 30,	December 31,
	2024	2023
Assets:
Cash and cash equivalents	$58,932	$49,225
Restricted cash	14,321	12,942
Customer receivable	7,746	7,249
Other current assets	214,897	211,856

Total current assets	295,896	281,272

Property, plant and equipment, net	1,061,322	1,080,659
Operating lease right-of-use assets	97,738	99,335
Customer receivable - long term	43,761	45,676
Goodwill and other intangible assets, net	169,210	173,008
Other assets	104,414	103,764

Total assets	$1,772,341	$1,783,714

Liabilities, redeemable non-controlling interests and stockholders’ equity:
Current portion of long-term debt	$16,573	$24,290
Current portion of customer receivable credit facility	7,659	7,110
Taxes payable	11,994	10,876
Current portion of lease liabilities	15,074	15,164
Other current liabilities	217,585	235,754

Total current liabilities	268,885	293,194

Long-term debt, net of current portion	$524,262	$492,580
Customer receivable credit facility, net of current portion	38,442	38,943
Deferred income taxes	17,754	19,775
Lease liabilities	75,592	76,936
Other long-term liabilities	135,316	138,566

Total liabilities	1,060,251	1,059,994

Redeemable non-controlling interests	83,325	85,917

Stockholders' equity:
Total ATN International,Inc.’s stockholders’ equity	526,771	541,073
Non-controlling interests	101,994	96,730

Total stockholders' equity	628,765	637,803

Total liabilities, redeemable non-controlling interests and stockholders’ equity	$1,772,341	$1,783,714

Table 2

ATN International, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in Thousands, Except per Share Data)

	Three Months Ended,		Six Months Ended,
	June 30,		June 30,
	2024	2023	2024	2023
Revenues:
Communications services	$177,365	$181,576	$358,633	$362,883
Construction	820	1,020	2,406	1,610
Other	5,096	3,845	9,037	7,721
Total revenue	183,281	186,441	370,076	372,214

Operating expenses (excluding depreciation and amortization unless otherwise indicated):
Cost of services and other	76,137	77,718	156,527	156,759
Cost of construction revenue	813	1,016	2,382	1,604
Selling, general and administrative	57,661	61,914	118,979	123,262
Stock-based compensation	2,781	2,739	4,690	4,517
Transaction-related charges	-	438	19	451
Restructuring expenses	-	370	1,190	3,257
Depreciation	35,558	36,217	69,897	72,621
Amortization of intangibles from acquisitions	1,945	3,144	3,924	6,391
(Gain) loss on disposition of assets	(15,930)	445	(16,422)	278
Total operating expenses	158,965	184,001	341,186	369,140

Operating income	24,316	2,440	28,890	3,074

Other income (expense):
Interest expense, net	(12,196)	(10,404)	(23,271)	(19,029)
Other income (expense)	(579)	2,216	(406)	2,411
Other income (expense), net	(12,775)	(8,188)	(23,677)	(16,618)

Income (loss) before income taxes	11,541	(5,748)	5,213	(13,544)
Income tax expense (benefit)	204	(5,087)	1,822	(5,827)

Net income (loss)	11,337	(661)	3,391	(7,717)

Net income (loss) attributable to non-controlling interests, net	(2,334)	1,428	(701)	2,599

Net income (loss) attributable to ATN International, Inc. stockholders	$9,003	$767	$2,690	$(5,118)

Net income (loss) per weighted average share attributable to ATN International, Inc. stockholders:

Basic	$0.50	$(0.03)	$(0.00)	$(0.48)

Diluted	$0.50	$(0.03)	$(0.00)	$(0.48)

Weighted average common shares outstanding:
Basic	15,254	15,719	15,346	15,726
Diluted	15,255	15,719	15,360	15,726

Table 3

ATN International, Inc.

Unaudited Condensed Consolidated Cash Flow Statements

(in Thousands)

	Six Months Ended June 30,
	2024	2023
Net income (loss)	$3,391	$(7,717)
Depreciation	69,897	72,621
Amortization of intangibles from acquisitions	3,924	6,391
Provision for doubtful accounts	2,855	2,463
Amortization of debt discount and debt issuance costs	1,249	1,162
(Gain) Loss on disposition of assets	(16,422)	278
Stock-based compensation	4,690	4,517
Deferred income taxes	(2,550)	(6,616)
Loss on pension settlement	-	369
Gain on equity investments	(218)	(2,501)
Decrease in customer receivable	1,418	1,186
Change in prepaid and accrued income taxes	273	3,302
Change in other operating assets and liabilities	(14,975)	(15,126)

Net cash provided by operating activities	53,532	60,329

Capital expenditures	(61,830)	(89,451)
Government capital programs:
Amounts disbursed	(46,198)	(6,986)
Amounts received	48,564	593
Net proceeds from sale of assets	17,910	-
Purchases of spectrum licenses and other intangible assets	(573)	-
Purchases and sales of investments	162	(1,055)
Acquisition of business	-	1,314

Net cash used in investing activities	(41,965)	(95,585)

Dividends paid on common stock	(7,421)	(6,633)
Distributions to non-controlling interests	(2,116)	(1,447)
Finance lease payments	(915)	(481)
Term loan - repayments	(12,112)	(2,335)
Payment of debt issuance costs	(974)	(159)
Revolving credit facilities – borrowings	75,000	88,273
Revolving credit facilities – repayments	(40,002)	(26,500)
Proceeds from customer receivable credit facility	3,700	4,300
Repayment of customer receivable credit facility	(3,709)	(3,247)
Purchases of common stock - stock-based compensation	(1,932)	(1,433)
Purchases of common stock - share repurchase plan	(10,000)	(6,828)
Repurchases of non-controlling interests, net	-	(760)

Net cash provided by (used in) financing activities	(481)	42,750

Net change in total cash, cash equivalents and restricted cash	11,086	7,494

Total cash, cash equivalents and restricted cash, beginning of period	62,167	59,728

Total cash, cash equivalents and restricted cash, end of period	$73,253	$67,222

Table 4

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the three months ended June 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$4,932	$68	$-	$5,000
Consumer	21,879	701	-	22,580
Total	$26,811	$769	$-	$27,580

Fixed
Business	$18,715	$30,817	$-	$49,532
Consumer	43,500	21,674	-	65,174
Total	$62,215	$52,491	$-	$114,706

Carrier Services	$3,636	$30,056	$-	$33,692
Other	1,045	342	-	1,387

Total Communications Services	$93,707	$83,658	$-	$177,365

Construction	$-	$820	$-	$820

Managed services	$1,650	$3,446	$-	$5,096
Total Other	$1,650	$3,446	$-	$5,096

Total Revenue	$95,357	$87,924	$-	$183,281

Depreciation	$16,277	$19,234	$47	$35,558
Amortization of intangibles from acquisitions	$252	$1,693	$-	$1,945
Total operating expenses	$62,952	$87,040	$8,973	$158,965
Operating income (loss)	$32,405	$884	$(8,973)	$24,316
Net (income) loss attributable to non-controlling interests	$(5,137)	$2,803	$-	$(2,334)

Non GAAP measures:
EBITDA (2)	$48,934	$21,811	$(8,926)	$61,819
Adjusted EBITDA (1)	$33,285	$21,919	$(6,534)	$48,670

Balance Sheet Data (at June 30, 2024):
Cash, cash equivalents and restricted cash	$33,563	$36,448	$3,242	$73,253
Total current assets	130,572	155,822	9,502	295,896
Fixed assets, net	475,862	579,092	6,368	1,061,322
Total assets	683,111	997,592	91,638	1,772,341
Total current liabilities	91,529	145,856	31,500	268,885
Total debt, including current portion	59,801	298,375	182,659	540,835

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.
Selected Segment Financial Information
(In Thousands)

For the three months ended June 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$3,507	$114	$-	$3,621
Consumer	23,349	863	-	24,212
Total	$26,856	$977	$-	$27,833

Fixed
Business	$17,214	$35,495	$-	$52,709
Consumer	42,459	22,608	-	65,067
Total	$59,673	$58,103	$-	$117,776

Carrier Services	$3,879	$31,576	$-	$35,455
Other	448	64	-	512

Total Communications Services	$90,856	$90,720	$-	$181,576

Construction	$-	$1,020	$-	$1,020

Managed services	$1,125	$2,720	$-	$3,845

Total Other	$1,125	$2,720	$-	$3,845

Total Revenue	$91,981	$94,460	$-	$186,441

Depreciation	$14,106	$21,430	$681	$36,217
Amortization of intangibles from acquisitions	$364	$2,780	$-	$3,144
Total operating expenses	$77,429	$96,854	$9,720	$184,003
Operating income (loss)	$14,552	$(2,394)	$(9,720)	$2,438
Net (income) loss attributable to non-controlling interests	$(2,050)	$3,478	$-	$1,428

Non GAAP measures:
EBITDA (2)	$29,022	$21,816	$(9,039)	$41,799
Adjusted EBITDA (1)	$29,128	$22,776	$(6,113)	$45,791

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the six months ended June 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$9,740	$141	$-	$9,881
Consumer	43,108	1,465	-	44,573
Total	$52,848	$1,606	$-	$54,454

Fixed
Business	$37,247	$65,783	$-	$103,030
Consumer	86,289	44,593	-	130,882
Total	$123,536	$110,376	$-	$233,912

Carrier Services	$7,209	$60,109	$-	$67,318
Other	1,863	1,086	-	2,949

Total Communications Services	$185,456	$173,177	$-	$358,633

Construction	$-	$2,406	$-	$2,406

Managed services	$2,960	$6,077	$-	$9,037
Total Other	$2,960	$6,077	$-	$9,037

Total Revenue	$188,416	$181,660	$-	$370,076

Depreciation	$32,400	$37,372	$125	$69,897
Amortization of intangibles from acquisitions	$503	$3,421	$-	$3,924
Total operating expenses	$144,326	$180,178	$16,682	$341,186
Operating income (loss)	$44,090	$1,482	$(16,682)	$28,890
Net (income) loss attributable to non-controlling interests	$(6,574)	$5,872	$-	$(702)

Non GAAP measures:
EBITDA (2)	$76,993	$42,275	$(16,557)	$102,711
Adjusted EBITDA (1)	$62,558	$42,622	$(12,992)	$92,188

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 4 (continued)

ATN International, Inc.

Selected Segment Financial Information

(In Thousands)

For the six months ended June 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Statement of Operations Data:
Revenue
Mobility
Business	$7,083	$286	$-	$7,369
Consumer	45,880	1,850	-	47,730
Total	$52,963	$2,136	$-	$55,099

Fixed
Business	$34,327	$71,814	$-	$106,141
Consumer	84,236	45,190	-	129,426
Total	$118,563	$117,004	$-	$235,567

Carrier Services	$7,570	$63,660	$-	$71,230
Other	848	139	-	987

Total Communications Services	$179,944	$182,939	$-	$362,883

Construction	$-	$1,610	$-	$1,610

Managed services	$2,445	$5,276	$-	$7,721

Total Other	$2,445	$5,276	$-	$7,721

Total Revenue	$182,389	$189,825	$-	$372,214

Depreciation	$28,292	$42,917	$1,412	$72,621
Amortization of intangibles from acquisitions	$744	$5,646	$-	$6,390
Total operating expenses	$154,012	$196,562	$18,566	$369,140
Operating income (loss)	$28,377	$(6,737)	$(18,566)	$3,074
Net (income) loss attributable to non-controlling interests	$(3,856)	$6,455	$-	$2,599

Non GAAP measures:
EBITDA (2)	$57,413	$41,826	$(17,154)	$82,085
Adjusted EBITDA (1)	$57,586	$45,583	$(12,581)	$90,588

Balance Sheet Data (at December 31, 2023):
Cash, cash equivalents and restricted cash	$26,354	$33,574	$2,239	$62,167
Total current assets	107,469	162,768	11,035	281,272
Fixed assets, net	481,911	593,833	4,915	1,080,659
Total assets	672,171	1,019,924	91,619	1,783,714
Total current liabilities	86,540	169,297	37,357	293,194
Total debt, including current portion	64,254	293,607	159,009	516,870

(1) See Table 5 for reconciliation of Operating Income to Adjusted EBITDA

(2) See Table 5 for reconciliation of Operating Income to EBITDA

*  Corporate and Other refer to corporate overhead expenses and consolidating adjustments

Table 5

ATN International, Inc.

Reconciliation of Non-GAAP Measures

(In Thousands)

For the three months ended June 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$32,405	$884	$(8,973)	$24,316
Depreciation expense	16,277	19,234	47	35,558
Amortization of intangibles from acquisitions	252	1,693	-	1,945
EBITDA	$48,934	$21,811	$(8,926)	$61,819

Stock-based compensation	193	196	2,392	2,781
(Gain) Loss on disposition of assets	(15,842)	(88)	-	(15,930)
ADJUSTED EBITDA	$33,285	$21,919	$(6,534)	$48,670

For the three months ended June 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$14,552	$(2,394)	$(9,720)	$2,438
Depreciation expense	14,106	21,430	681	36,217
Amortization of intangibles from acquisitions	364	2,780	-	3,144
EBITDA	$29,022	$21,816	$(9,039)	$41,799

Stock-based compensation	109	9	2,621	2,739
Restructuring expenses	-	370	-	370
Transaction-related charges	-	133	305	438
(Gain) Loss on disposition of assets	(3)	448	-	445
ADJUSTED EBITDA	$29,128	$22,776	$(6,113)	$45,791

Table 5 (continued)

ATN International, Inc.
Reconciliation of Non-GAAP Measures
(In Thousands)

For the six months ended June 30, 2024 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$44,090	$1,482	$(16,682)	$28,890
Depreciation expense	32,400	37,372	125	69,897
Amortization of intangibles from acquisitions	503	3,421	-	3,924
EBITDA	$76,993	$42,275	$(16,557)	$102,711

Stock-based compensation	217	327	4,146	4,690
Restructuring expenses	1,190	-	-	1,190
Transaction-related charges	-	-	19	19
(Gain) Loss on disposition of assets	(15,842)	20	(600)	(16,422)
ADJUSTED EBITDA	$62,558	$42,622	$(12,992)	$92,188

For the six months ended June 30, 2023 is as follows:

	International Telecom	US Telecom	Corporate and Other *	Total
Operating income (loss)	$28,377	$(6,737)	$(18,566)	$3,074
Depreciation expense	28,292	42,917	1,412	72,621
Amortization of intangibles from acquisitions	744	5,646	-	6,390
EBITDA	$57,413	$41,826	$(17,154)	$82,085

Stock-based compensation	176	86	4,255	4,517
Restructuring expenses	-	3,257	-	3,257
Transaction-related charges	-	133	318	451
(Gain) Loss on disposition of assets	(3)	281	-	278
ADJUSTED EBITDA	$57,586	$45,583	$(12,581)	$90,588

Table 6

ATN International, Inc.

Non GAAP Measure - Net Debt Ratio

(in Thousands)

	June 30,	December 31,
	2024	2023
Current portion of long-term debt *	$16,573	$24,290
Long-term debt, net of current portion *	524,262	492,580

Total debt	$540,835	$516,870

Less: Cash, cash equivalents and restricted cash	73,253	62,167

Net Debt	$467,582	$454,703

Adjusted EBITDA - for the four quarters ended	$191,050	$189,451

Net Debt Ratio	2.45	2.40

*  Excludes Customer receivable credit facility